PROMISSORY NOTE

                                 MAY 17, 2005

JERSEY CITY, NEW JERSEY						    $255,237.00

FOR VALUE RECEIVED, the undersigned, TRANSAX INTERNATIONAL LIMITED, a Colorado corporation (the "Company"), promises to pay CORNELL CAPITAL PARTNERS, LP (the "Lender") at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 or other address as the Lender shall specify in writing, the principal sum of TWO HUNDRED FIFTY FIVE THOUSAND TWO HUNDRED THIRTY SEVEN DOLLARS ($255,237.00) and interest on the unpaid principal balance of this Promissory Note (the "Note") at the annual rate of twelve percent (12%), accruing monthly, on the following terms:

                                   Recitals:

      On or about October 25, 2004, the Company and the Lender entered into a Securities Purchase Agreement, pursuant to which the Lender purchased two (2) five (5%) secured convertible debentures. The initial convertible debenture in the original principal amount of One Hundred Twenty Five Thousand Dollars ($125,000) was dated October 25, 2004 and the second convertible debenture in the original principal amount of One Hundred Twenty Five Thousand Dollars ($125,000) was dated January 4, 2005. The Company hereby acknowledges and agrees that the Lender has fully performed all of its obligations under the Securities Purchase Agreement (the "SPA") and all other agreements entered into thereunder, and that the Company has no defenses, set offs or offsets against the enforcement by the Lender of such obligations. All of the Company's obligations owed to the Lender were secured by a series of pledge and escrow agreements (collectively, the "Pledge Agreements"), each dated on or about October 21, 2004. On the date hereof, the parties desire to restructure the two (2) five (5%) secured convertible debentures (collectively, the "Original Debentures"), which have an outstanding principal balance of Two Hundred Fifty Thousand Dollars ($250,000), plus accrued but unpaid interest of Five Thousand Two Hundred and Thirty Seven Dollars ($5,237) on the terms set forth herein. This Note represents the outstanding principal balance of Two Hundred Fifty Thousand Dollars ($250,000), plus accrued but unpaid interest through April 30, 2005. This Note shall be secured by the Pledge Agreements as if this Note were originally secured thereunder.

      The parties hereby terminate the Original Debentures, the Irrevocable Transfer Agent Instructions and the Investor Registration Rights Agreement dated as of October 25, 2004, relating to the SPA. The parties hereto expressly intend for this Note to replace and supersede the Original Debentures. The SPA and the Pledge Agreements shall remain in full force and effect, including, without limitation, the restrictions on the issuance of securities and other negative covenants contained in the SPA, except as provided for above.

1. PRINCIPAL AND INTEREST. For value received, the Company hereby promises to pay to the order of the Lender in accordance with the payment schedule set forth on SCHEDULE "A" hereto. The outstanding principal balance shall accrue interest at a rate of 12%, accruing monthly.

2.    PREPAYMENT FEE; PENALTY.There shall be no prepayment fee or penalty.

3. WAIVER AND CONSENT. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

4. COSTS, INDEMNITIES AND EXPENSES. If an Event of Default occurs, as described in Section 5 below, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

5. EVENT OF DEFAULT. An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the principal, interest, costs, indemnities, or expenses pursuant to this Note within fifteen (15) calendar days of the date due as prescribed herein; (ii) failure by the Company for ten (10) calendar days after notice to it to satisfy any of its other obligations or requirements or comply with any of its other agreements under this Note; (iii) any proceedings under any bankruptcy laws of the United States of America or under any insolvency, not disclosed to the Lender, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed by or against the Company or for all or any part of its property; (iv) a breach or non-compliance with any provision under any Pledge Agreement; or (v) a breach or non-compliance with any other contract or agreement between the Company and the Lender, including, without limitation, the SPA, which is not cured by the Company by any applicable cure period therein. Upon an Event of Default, the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal balance at twenty four percent (24%) per year or the highest rate permitted by applicable law, if lower, up to and including the collection of any judgment that the Lender may entitled and the Lender shall be entitled to seek and institute any and all remedies available to it.

6. MAXIMUM INTEREST RATE. In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by New Jersey law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender's receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

7.    SECURED  NATURE  OF  THE NOTE.   This  Note  is  secured  by  the  Pledge
Agreements.

8. CANCELLATION OF NOTE. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

9. SEVERABILITY. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

10. AMENDMENT AND WAIVER. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

11. SUCCESSORS. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

12. ASSIGNMENT. This Note shall not be directly or indirectly assignable or delegable by the Company. The Lender may assign this Note.

13. NO STRICT CONSTRUCTION. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

14. FURTHER ASSURANCES. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

15. NOTICES, CONSENTS, ETC. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:	   Transax International Limited
                   5201 Blue Lagoon Drive, 8th Floor
                   Miami, Florida 33126
                   Attention:  Stephen Walters
                   Telephone:  (305) 629-3090
                   Facsimile:  (305) 629-3092

With a Copy to:    Kirkpatrick & Lockhart Nicholson Graham, LLP
                   201 South Biscayne Boulevard, Suite 2000
                   Miami, Florida 33131
                   Attention:  Clayton E. Parker, Esquire
                   Telephone:  (305) 539-3306
                   Facsimile:  (305) 358-7095

If to the Lender:  Cornell Capital Partners, LP
                   101 Hudson Street, Suite 3700
                   Jersey City, New Jersey 07302
                   Attention:  Mark A. Angelo
                   Telephone:  (201) 985-8300
                   Facsimile:  (201) 985-8744


or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

16. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The Lender's remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

17. GOVERNING LAW; JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of New Jersey sitting in Hudson County, New Jersey and the United States Federal District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.   NO INCONSISTENT AGREEMENTS.   None  of  the parties hereto will hereafter
enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

19. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

20. WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

21. ENTIRE AGREEMENT. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.


                  [REMAINDER OF PAGE INTENTIONALY LEFT BLANK]

      IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date hereof.

		CORNELL CAPITAL PARTNERS, LP

		By: Yorkville Advisors, LLC
		Its: General Partner

		By: ______________________________
		Name: Mark Angelo
		Its:  Portfolio Manager


		TRANSAX INTERNATIONAL LIMITED

		By: _____________________________
		Name: Stephen Walters
		Title:CEO

                                  SCHEDULE A



PRINCIPAL           $  255,237
TERM                 12 months
INTEREST RATE              12%
                                                         MONTHLY PAYMENT
                                                (BY LAST DAY OF MONTH IN ARREARS)				REMAINING
                               ORIGINAL INTEREST         (PRINCIPAL AND                           		PRINCIPAL
                  PERIOD      FACE VALUE  RATE              INTEREST)            PRINCIPAL	INTEREST	BALANCE
                                           A                                              	   A*B              B
               June 1, 2005      255,237   1.00%             2,552		        0	   2,552         255,237
               July 1, 2005      255,237   1.00%             2,552		        0	   2,552         255,237
             August 1, 2005	 255,237   1.00%             2,552		        0	   2,552         255,237
          September 1, 2005	 255,237   1.00%            33,357	 	   30,679	   2,552         224,432
            October 1, 2005	 255,237   1.00%            33,357		   30,986	   2,235         193,320
           November 1, 2005	 255,237   1.00%            33,357		   31,296	   1,925         161,896
           December 1, 2005	 255,237   1.00%            33,357		   31,608	   1,612         130,158
            January 1, 2006	 255,237   1.00%            33,357		   31,925	   1,296          98,102
           February 1, 2006	 255,237   1.00%            33,357		   32,244	     977          65,726
              March 1, 2006	 255,237   1.00%            33,357		   32,566	     655          33,027
              April 1, 2006	 255,237   1.00%            33,357		   32,892	     329               0

                  TOTALS                                   274,512		  255,237	  19,237